UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 9, 2021
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CURO Group Holdings Corp. (the “Company”) has appointed Tamara Schulz as Chief Accounting Officer effective August 9, 2021.

Before joining the Company, Ms. Schulz, age 45, served in various positions at Capital One since 2011, most recently serving as Managing Vice President – Balance Sheet Management from November 2018 to July 2021. Ms. Schulz’s other positions at Capital One included Managing Vice President – Deputy Controller from August 2016 to November 2018; Vice President – Deputy Controller from February 2013 to July 2016; and Senior Director – Treasury Accounting from August 2011 to February 2013. Prior to that time, Ms. Schulz served as a Senior Staff Accountant at the U.S. Department of Treasury from March 2011 to August 2011 and as a Vice President at Freddie Mac, serving in Single Family Accounting Policy and Disclosure from July 2010 to March 2011 and in Accounting Policy from May 2004 to July 2010. Ms. Schulz began her career at Deloitte & Touche. Ms. Schulz has a BS in Accounting from Boston College and a Masters in Accounting from the University of Arizona – Eller College of Management.

In connection with Ms. Schulz’s appointment as Chief Accounting Officer, the Company and Ms. Schulz entered into an employment agreement, dated July 8, 2021 and effective August 9, 2021, which entitles Ms. Schulz to: (i) receive an annual base salary of $375,000; (ii) participate in the Company’s annual short-term incentive program (“STIP”) with a target annual STIP award as determined annually by the Company’s Board of Directors; (iii) participate in the Company’s long-term incentive compensation program, with the amount, form and vesting terms as determined annually by the Board of Directors; (iv) participate in the Company’s Non-Qualified Deferred Compensation Plan on terms consistent with other senior executives; (v) receive health, accident, disability, life insurance and other fringe benefits on terms consistent with those available to other full-time, salaried executive employees of the Company; (vi) other customary benefits, including paid time off; and (vii) reimbursement for documented reasonable business expenses in accordance with Company policies.

Ms. Schulz’s employment will continue until terminated in accordance with its terms. Ms. Schulz is entitled to certain benefits in the event that her employment is terminated under specified circumstances. If Ms. Schulz’s employment is terminated by the Company without cause, or if Ms. Schulz terminates her employment for “good reason” (as defined in the employment agreement), Ms. Schulz will be entitled to receive (i) payment of her base salary, as in effect on the termination date, for a 12-month period following termination; (ii) any STIP award earned for a completed calendar year but not yet paid as of the termination date; (iii) to the extent that the Board of Directors determines that the Company was on track to meet the current calendar-year STIP targets as of the termination date and those targets are actually met for such calendar year, a prorated portion of the STIP award for such year corresponding to the portion of such year that elapsed prior to the termination date; and (iv) to the extent permitted by applicable law without any penalty to Ms. Schulz or the Company and subject to Ms. Schulz’s election of COBRA continuation coverage under the Company’s group health plan, reimbursement of a percentage of Ms. Schulz’s monthly COBRA premium costs equal to the percentage of Ms. Schulz’s health care premium costs covered by the Company as of the date of termination (provided that such reimbursement payments will cease if Ms. Schulz becomes eligible to receive any other health benefits during the applicable COBRA continuation period or ceases receiving COBRA continuation coverage).

Ms. Schulz’s employment agreement contains customary confidentiality and assignment of invention provisions, as well as a customary non-competition and non-solicitation covenant that applies for the duration of Ms. Schulz’s employment and for a period of 12 months after termination of employment.

In connection with Ms. Schulz’s commencement of employment, the Company granted her 22,281 restricted stock units, which will vest ratably on the 1st, 2nd and 3rd anniversaries of her commencement date.

Ms. Schulz does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of August, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer